UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Constellation Energy Partners LLC
(Name of Registrant as Specified in Its Charter)

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Constellation Energy Partners LLC
1801 Main Street, Suite 1300
Houston, Texas 77002
May 16, 2014
Dear Unitholder:
You are invited to attend our 2013 annual meeting of unitholders to be held on June 17, 2014, beginning at 8:00 a.m. local time at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002. Enclosed are our 2012 Annual Report and 2013 Annual Report for your review.
Since our last meeting, the board of managers, executive officers and other employees of Constellation Energy Partners LLC (“the Company”) have taken important strides along our strategic path aimed at returning value to unitholders. Having managed through challenging economic and market conditions, we have strengthened our balance sheet, refinanced our credit facility, optimized our asset portfolio and entered into a potentially transformative business relationship with Sanchez Oil & Gas Corporation (“SOG”) and its affiliate, Sanchez Energy Partners I, LP (“SEPI”). In addition to the immediate benefits from the assets acquired in the transaction, we believe that this new relationship provides a means to achieving enhanced deal flow through future asset contributions or joint acquisitions, as well as the opportunity to leverage the skills of a proven operator with an outstanding technical team and experience that spans across multiple basins in the U.S.
At the 2013 annual meeting, common unitholders will be voting on the following seven business matters:
•
  to elect three Class B managers;
•
  to approve, on an advisory and non-binding basis, the compensation of the Company’s 2012 named executive officers for fiscal year 2012 as disclosed in this proxy statement;
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  to approve, on an advisory and non-binding basis, the compensation of the Company’s 2013 named executive officers for fiscal year 2013 as disclosed in this proxy statement;
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  to provide an advisory and non-binding vote on the frequency of the unitholder vote on executive compensation;
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  to approve, solely for purposes of Section 203 of the Delaware General Corporation Law (“DGCL 203”), certain future transactions between the Company and Constellation Energy Partners Management, LLC (“CEPM”) and its affiliates and associates;
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  to ratify the appointment of our independent registered public accounting firm for 2013;
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  to ratify the appointment of our independent registered public accounting firm for 2014; and
such other matters as may properly come before the meeting, or any adjournment or postponement thereof.
The common unitholders will be entitled to vote on all seven matters, and the Class A unitholders will be entitled to vote on all matters excepting the election of Class B managers, except that CEPM will not be entitled to vote any of its units with respect to the fifth proposal to approve certain transactions under DGCL 203. Please consider the matters to be presented and vote your common units as promptly as possible.
During the 2013 annual meeting, we also will bid farewell to two of our current Class B managers, John Seitz and Richard H. (“Hank”) Bachmann, as they depart to pursue other opportunities. On behalf of the Company, I extend heartfelt thanks to John and Hank for their tireless work with the board of managers, helping guide us from the IPO to where we are today. To replace John and Hank, the board of managers has nominated Alan Bigman and G. M. Byrd Larberg. Both candidates bring diverse experience and expertise to the board of managers that will prove especially valuable as we continue our growth efforts in the coming years.

Your vote is especially important during this transformative year. Whether or not you plan to attend the 2013 annual meeting, please complete the Company’s proxy card, and return it to us to ensure your units are voted. If you hold your units through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your units.
Thank you for voting.
Sincerely,

Richard S. Langdon
Chairman of the Board

Constellation Energy Partners LLC
1801 Main Street, Suite 1300
Houston, Texas 77002
Notice of Annual Meeting of Unitholders
To the Owners of Common Units and Class A Units of Constellation Energy Partners LLC (the “Company”):
Our 2013 annual meeting of unitholders will be held on June 17, 2014 at 8:00 a.m. local time at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 to:
1.
  elect three Class B managers;
2.
  approve, on an advisory and non-binding basis, the compensation of the Company’s 2012 named executive officers for fiscal year 2012 as disclosed in this proxy statement;
3.
  approve, on an advisory and non-binding basis, the compensation of the Company’s 2013 named executive officers for fiscal year 2013 as disclosed in this proxy statement;
4.
  provide an advisory and non-binding vote on the frequency of the unitholder vote on executive compensation;
5.
  approve, solely for purposes of Section 203 of the Delaware General Corporation Law (“DGCL 203”), certain future transactions between the Company and Constellation Energy Partners Management, LLC (“CEPM”) and its affiliates and associates;
6.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013;
7.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014; and
8.
  transact any other business that properly comes before the meeting, or any adjournment or postponement thereof, by or at the direction of the board of managers.
The board of managers recommends utilizing the proxy card to vote:
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  “FOR” each of the three Class B managers nominated by the Company’s board of managers, Messrs. Bigman, Langdon, and Larberg;
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  “FOR” approval of the compensation of the Company’s 2012 named executive officers for fiscal year 2012 as disclosed in this proxy statement;
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  “FOR” approval of the compensation of the Company’s 2013 named executive officers for fiscal year 2013 as disclosed in this proxy statement;
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  for holding an advisory vote on executive compensation every “THREE YEARS;”
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  “FOR” approval, solely for purposes of DGCL 203, certain future transactions between the Company and CEPM and its affiliates and associates;
•
  “FOR” the ratification of the independent registered public accounting firm for 2013; and
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  “FOR” the ratification of the independent registered public accounting firm for 2014.
We discuss the above business matters in more detail in the attached proxy statement.

Only holders of record of our outstanding common units and Class A units at the close of business on May 12, 2014 will be entitled to notice of, and to vote at, the 2013 annual meeting.

Stephen R. Brunner
President
May 16, 2014
Important Notice Regarding the Availability of Proxy Materials
for the Unitholder Meeting to Be Held on June 17, 2014:
The Proxy Statement and 2012 Annual Report
and 2013 Annual Report are available at
www.envisionreports.com/cep_mtg

QUESTIONS & ANSWERS ON VOTING PROCEDURES	1
MATTERS YOU ARE VOTING ON	5
Proposal No. 1: Election of Three Class B Managers	5
Proposal No. 2: Approval of Executive Compensation for 2012	5
Proposal No. 3: Approval of Executive Compensation for 2013	5
Proposal No. 4: Frequency of Executive Compensation Vote	5
Proposal No. 5: Approval of Certain Future Transactions with CEPM	5
Proposal No. 6: Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2013	5
Proposal No. 7: Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2014	5
Other Business Matters	6
PROPOSAL NO. 1: ELECTION OF THREE CLASS B MANAGERS	7
Vote Required; Recommendation of the Board of Managers	7
Class B Manager Nominees of the Board of Managers	7
Managers Elected by the Class A Unitholders	8
Other Managers	9
Determination of Independence	10
Qualifications	11
Committees of the Board of Managers	13
Corporate Governance	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
EXECUTIVE OFFICERS	22
Biographies	22
Executive Compensation	22
PROPOSAL NO. 2: ADVISORY VOTE ON THE COMPANY’s 2012 EXECUTIVE COMPENSATION	28
PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPANY’s 2013 EXECUTIVE COMPENSATION	29
PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF THE UNITHOLDER VOTE ON EXECUTIVE COMPENSATION	30
PROPOSAL NO. 5: TO APPROVE, SOLELY FOR PURPOSES OF DGCL 203, CERTAIN FUTURE TRANSACTIONS BETWEEN THE COMPANY AND CEPM AND ITS AFFILIATES AND ASSOCIATES	31
CEPM’s Relationship with the Company	31
Section 203 of the DGCL	31
CEPM as an “Interested Stockholder”; Vote Required	32
Need for Unitholder Approval	32
PROPOSAL NO. 6: RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	34

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Constellation Energy Partners LLC
Proxy Statement
QUESTIONS & ANSWERS ON VOTING PROCEDURES
Who is entitled to vote at the 2013 annual meeting, and how many votes do they have?
With respect to Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, holders of record of our common, or Class B, units who owned common units as of the close of business on May 12, 2014 may vote at the 2013 annual meeting (“2013 annual meeting”), except that CEPM is not entitled to vote its common units with respect to Proposal No. 5. Each common unit has one vote. There were 28,832,431 common units outstanding and entitled to vote on the record date.
With respect to Proposal Nos. 2, 3, 4, 5, 6 and 7, holders of record of our Class A units who owned Class A units as of the close of business on May 12, 2014 may vote at the 2013 annual meeting, except that CEPM is not entitled to vote its Class A units with respect to Proposal No. 5. Each Class A unit has one vote. There were 484,505 Class A units outstanding and entitled to vote on the record date. The Class A units are not entitled to vote on Proposal No. 1.
There are no rights of appraisal or similar rights of dissenters arising from any of the Proposals to be acted on at the 2013 annual meeting.
When were the enclosed solicitation materials first given to unitholders?
The enclosed Annual Reports and proxy card were first sent, or given, to unitholders on or about May 16, 2014.
How can I access the proxy materials over the Internet?
You can view the proxy materials for the 2013 annual meeting on the Internet at www.envisionreports.com/cep_mtg by using your control number which can be found on your proxy card or voting instruction form.
Our proxy materials are also available on our website at www.constellationenergypartners.com.
What is a quorum of unitholders?
A quorum is the presence at the 2013 annual meeting in person or by proxy of a majority of each class of unitholders then outstanding and entitled to vote. Because there were 28,832,431 common units outstanding and eligible to vote on June 17, 2014, the presence in person or by proxy of 14,416,216 common units is required to constitute a quorum with respect to the common units. Because there were 484,505 Class A units outstanding and eligible to vote on June 17, 2014, the presence in person or by proxy of 242,253 Class A units is required to constitute a quorum with respect to the Class A units. We must have a quorum of both the common units and the Class A units to conduct any business at the meeting.
How many votes does it take to pass each matter?
If a quorum of unitholders is present at the 2013 annual meeting:
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  the three Class B manager nominees who receive the most votes cast by holders of common units will be elected;
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  the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of common units and Class A units, voting together as a single class, will be required to approve the compensation of the Company’s 2012 named executive officers for fiscal year 2012 as disclosed in this proxy statement, although your vote is advisory and will not be binding on our board of managers or the Company;

•
  the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of common units and Class A units, voting together as a single class, will be required to approve the compensation of the Company’s 2013 named executive officers for fiscal year 2013 as disclosed in this proxy statement, although your vote is advisory and will not be binding on our board of managers or the Company;
•
  a plurality of the votes cast at the meeting by the holders of common units and Class A units, voting together as a single class will determine whether the unitholders recommend an advisory vote on executive compensation every one, two or three years, although your vote is advisory and will not be binding on our board of managers or the Company;
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  the affirmative vote by holders of at least 66 2/3% of the outstanding common units and 66 2/3% of the outstanding Class A units (other than common units and Class A units held by CEPM and the “affiliates” and “associates” (as defined in DGCL 203) of CEPM), voting as separate classes, will be required to approve, solely for purposes of DGCL 203, certain future transactions between the Company and CEPM and its affiliates and associates;
•
  the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of common units and Class A units, voting together as a single class, will be required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013; and
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  the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of common units and Class A units, voting together as a single class, will be required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes count for purposes of determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding units for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. For all matters other than Proposal 5, abstentions and broker non-votes will not have any effect on the result of the vote. For Proposal 5, abstentions and broker non-votes will have the same effect as a vote against the Proposal.
How do I vote?
You may cause your units to be voted by any of the following methods:
•
  By Telephone or Internet — If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form.
•
  By Mail — You may submit your proxy vote by mail by signing a proxy card if your units are registered or, for units held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your units will be voted as you have instructed.
•
  In Person at the 2013 Annual Meeting — If your units are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those units, the unitholder of record. As the unitholder of record, you have the right to vote in person at the 2013 annual meeting. If your units are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of units held in street name. As the beneficial owner, you are also invited to attend the 2013 annual meeting. Because a beneficial owner is not the unitholder of record, you may not vote these units in person at the 2013 annual meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your units, giving you the right to vote the units at the 2013 annual meeting. If you plan on attending the 2013 annual meeting in person and need directions to the meeting site, please contact Investor Relations at (877) 847-0009.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?
No.
If my units are held in “street name” by my broker, will my broker vote my units for me?
If your units are held in a brokerage account, you will receive a full meeting package, including a voting instructions form to vote your units. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Under the rules of the NYSE MKT, we anticipate that all of the proposals in this proxy statement will be non-discretionary matters for which specific voting instructions from beneficial owners are required. As a result, brokers and other nominees subject to NYSE MKT rules will not be allowed to vote with respect to any proposal on behalf of a beneficial owner if the beneficial owner does not provide specific voting instructions on that proposal. We urge you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.
What is a proxy?
A proxy is another person you authorize to vote on your behalf. We solicit proxy cards that are used to instruct the proxy how to vote so that all common units may be voted at the 2013 annual meeting even if the holders do not attend the 2013 annual meeting in person.
How will my proxy vote my units?
If you properly sign and return your proxy card or voting instructions form, your units will be voted as you direct. If you sign and return your proxy card or voting instructions form, but do not specify how you want your units voted, they will be voted:
•
  “FOR” the election of Messrs. Bigman, Langdon and Larberg as Class B manager nominees;
•
  “FOR” approval of the compensation of the Company’s 2012 named executive officers for fiscal year 2012 as disclosed in this proxy statement;
•
  “FOR” approval of the compensation of the Company’s 2013 named executive officers for fiscal year 2013 as disclosed in this proxy statement;
•
  for the frequency of the unitholder vote on executive compensation to occur every “THREE” years;
•
  “FOR” approval, solely for purposes of DGCL 203, of certain future transactions between the Company and CEPM and its affiliates and associates;
•
  “FOR” the ratification of the appointment of our independent registered public accounting firm for 2013; and
•
  “FOR” the ratification of the appointment of our independent registered public accounting firm for 2014.
Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting or any adjournment or postponement thereof.
How do I vote using my proxy card?
There are three steps.
1.
  Vote on each of the matters as follows:
•
  Proposal No. 1.   The names of the Class B manager nominees are listed on your proxy card. Check the box “FOR” or “WITHHOLD” for each nominee;
•
  Proposal No. 2.   Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote);
•
  Proposal No. 3.   Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote);

•
  Proposal No. 4.   Check the box “ONE YEAR” or “TWO YEARS” or “THREE YEAR or “ABSTAIN” (to not cast a vote);
•
  Proposal No. 5.   Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote);
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  Proposal No. 6.   Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote); and
•
  Proposal No. 7.   Check the box “FOR” or “AGAINST” or “ABSTAIN” (to not cast a vote).
2.
  Sign and date your proxy card. If you do not sign and date your proxy card and do not submit a proxy by telephone or Internet, your votes cannot be counted.
3.
  Mail your proxy card in the pre-addressed, postage-paid envelope.
Please check the box on your proxy card if you plan to attend the 2013 annual meeting.
Can I vote by proxy even if I plan to attend the 2013 annual meeting?
Yes. If you vote by proxy and decide to attend the 2013 annual meeting in person, you do not need to fill out a ballot at the 2013 annual meeting, unless you want to change your vote.
Why might I receive more than one proxy card? Should I vote on each proxy card I receive?
First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own units indirectly through your broker. Your broker will send you a proxy card or voting instructions form for these units. You should vote on each proxy card or voting instructions form you receive and mail it to the address shown on the applicable proxy card or form.
How do I change my vote or revoke my proxy?
You may change your vote at any time before the 2013 annual meeting by:
•
  notifying Stephen R. Brunner, President, in writing received prior to the commencement of the 2013 annual meeting at Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002, that you are changing your vote or revoking your proxy; or
•
  completing and sending in another proxy card or voting instructions form with a later date, which proxy card or voting instructions form is received prior to the closing of the polls at the 2013 annual meeting; or
•
  attending the 2013 annual meeting and voting in person by ballot.
Who is soliciting my proxy, how is it being solicited, and who pays the cost?
Constellation Energy Partners LLC, on behalf of the board of managers, through its managers, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, electronically or by telephone, facsimile, press release, the Internet or advertisements. No additional compensation will be paid to our managers, officers or employees for such services. The Company has also retained Georgeson Inc. (“Georgeson”) to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $14,250 plus reimbursement of expenses. We will pay the cost of soliciting proxies. We will also reimburse brokers, nominees, banks and other fiduciaries for their expenses in sending these materials to you and receiving your voting instructions.
Where will the Constellation Energy Partners LLC 2013 Annual Meeting be held?
The 2013 annual meeting will be held on June 17, 2014, at 8:00 a.m. local time in downtown Houston, Texas at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 70002.

MATTERS YOU ARE VOTING ON
Proposal No. 1: Election of Three Class B Managers
The board of managers consists of two Class A managers, who are elected by the Class A unitholders, voting as a separate class, and three Class B managers, who are elected by the common unitholders, voting as a separate class. One of the three current Class B managers, Mr. Langdon, has been nominated by the board of managers for re-election as a Class B manager at the 2013 annual meeting to serve until the 2014 annual meeting of unitholders or until his successor is duly elected and qualified or his earlier death, resignation or removal. In addition, the current board of managers has nominated Messrs. Bigman and Larberg to stand for election as Class B managers at the 2013 annual meeting to serve until the 2014 annual meeting of unitholders or until their respective successors are duly elected and qualified or their earlier death, resignation or removal. Each of the nominated Class B managers agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the board of managers. Biographical information for each of the nominees and other information about them is presented beginning on page 7. The board of managers recommends a vote “FOR” each of Messrs. Bigman, Langdon and Larberg using the proxy card.
Proposal No. 2: Approval of Executive Compensation for 2012
This proposal seeks a non-binding advisory vote from our unitholders to approve the compensation awarded to our 2012 named executive officers for 2012, as we have described it in this proxy statement. See Proposal No. 2 beginning on page 28. The board of managers recommends a vote “FOR” approval of the compensation awarded to our 2012 named executive officers for 2012 using the proxy card.
Proposal No. 3: Approval of Executive Compensation for 2013
This proposal seeks a non-binding advisory vote from our unitholders to approve the compensation awarded to our 2013 named executive officers for 2013, as we have described it in this proxy statement. See Proposal No. 3 beginning on page 29. The board of managers recommends a vote “FOR” approval of the compensation awarded to our 2013 named executive officers for 2013 using the proxy card.
Proposal No. 4: Frequency of Executive Compensation Vote
This proposal seeks a non-binding advisory vote on the frequency with which our unitholders will have an opportunity to vote, on an advisory and non-binding basis, to approve our executive compensation. See Proposal No. 4 beginning on page 30. The board of managers recommends a vote of every “THREE YEARS” with respect to the vote on approving executive compensation using the proxy card.
Proposal No. 5: Approval of Certain Future Transactions with CEPM
This proposal is to seek a vote on the approval, solely for purposes of DGCL 203, of certain transactions with CEPM and its affiliates and associates. See Proposal No. 5 beginning on page 31. The board of managers recommends a vote “FOR” Proposal No. 5 using the proxy card.
Proposal No. 6: Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2013
This proposal is to ratify our appointment of KPMG LLP as our independent registered public accounting firm for 2013. See Proposal No. 6 beginning on page 34. The board of managers recommends a vote “FOR” Proposal No. 6 using the proxy card.
Proposal No. 7: Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2014
This proposal is to ratify our appointment of KPMG LLP as our independent registered public accounting firm for 2014. See Proposal No. 7 beginning on page 34. The board of managers recommends a vote “FOR” Proposal No. 7 using the proxy card.

Other Business Matters
As of the date hereof, we do not know of any other business that will be presented at the 2013 annual meeting of unitholders. If:
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  any of the persons nominated by the current board of managers to stand for election as a Class B manager is unable to serve or for good cause will not serve and the board of managers designates a substitute nominee; or
•
  any other matters shall properly come before the 2013 annual meeting, then unitholders present at the 2013 annual meeting may vote on such items. If you are represented by proxy, your proxy will vote your common units using his or her discretion.

PROPOSAL NO. 1: ELECTION OF THREE CLASS B MANAGERS
Vote Required; Recommendation of the Board of Managers
Class B managers are elected by a plurality of the votes cast by common unitholders, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.
THE CLASS B MANAGERS UNANIMOUSLY RECOMMEND THAT UNITHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MESSRS. BIGMAN, LANGDON AND LARBERG. IF NOT OTHERWISE SPECIFIED ON THE PROXY CARDS, THE PROXIES WILL VOTE UNITS “FOR” EACH OF THE BOARD OF MANAGERS’ NOMINEES.
Class B managers are elected each year at the annual meeting of unitholders. One of our current Class B managers, Mr. Langdon, has been nominated to stand for re-election at the 2013 annual meeting. Our current board of managers has also nominated Messrs. Bigman and Larberg to stand for election as a Class B manager at the 2013 annual meeting. At the 2013 annual meeting, our common unitholders will consider and act upon a proposal to elect three Class B managers to our board of managers to serve until the 2014 annual meeting of unitholders or until their successors are elected and qualified or their death, resignation or removal. We encourage our manager nominees to attend our annual meetings to provide an opportunity for unitholders to communicate directly with managers about issues affecting our Company. We anticipate that all manager nominees will attend the 2013 annual meeting.
Information concerning the three Class B manager nominees nominated by the board of managers is set forth below. Each of the nominees has consented to be named in this proxy statement.
Class B Manager Nominees of the Board of Managers

Name	Age	Position with Our Company	Manager Since
Richard S. Langdon	63	Independent Manager	2006
Alan S. Bigman	47	Independent Manager Nominee	N/A
G.M. Byrd Larberg	61	Independent Manager Nominee	N/A

Richard S. Langdon, Chairman of Board of Managers has been an independent member of our board of managers and our audit, compensation, conflicts and nominating and governance committees and chair of our audit committee since November 2006 and has served as the chairman of our board of managers since October 2011. Mr. Langdon is also currently the President, Chief Executive Officer and Chairman of KMD Operating Company LLC (KMD Operating), a position held since November 2011. KMD Operating is a privately held exploration and production company. Mr. Langdon has been serving as the Interim President and Chief Executive Officer of Gasco Energy, Inc., a publicly traded exploration and production company, since May 2013. Mr. Langdon has also served as a Director of Gasco Energy, Inc. since 2003. Mr. Langdon was the President and Chief Executive Officer of Matris Exploration Company L.P., a privately held exploration and production company (Matris Exploration), from July 2004 and Executive Vice President and Chief Operating Officer of KMD Operating from August 2009 until the merger of Matris Exploration into KMD Operating in November 2011, which merger was effective January 2011. Mr. Langdon also served as President and Chief Executive Officer of Sigma Energy Ventures, LLC, a privately held exploration and production company, from November 2007 until November 2013. From 1997 until 2002, Mr. Langdon served as Executive Vice President and Chief Financial Officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration Company in 2002. Prior to that, he held various positions with the Pennzoil Companies from 1991 to 1996, including Executive Vice President-International Marketing-Pennzoil Products Company; Senior Vice President-Business Development-Pennzoil Company; and Senior Vice President-Commercial & Control-Pennzoil Exploration & Production Company.
Alan S. Bigman is nominated to replace Mr. Seitz, who is resigning from his position on our board of managers at the end of his term to pursue other opportunities. Mr. Bigman is currently co-founder and Director of VistaTex Energy LLC, a privately held company created in 2010 to produce oil and natural gas from mature properties in the U.S., and Chairman of the board of directors of White Square Chemicals, Inc., a privately held, U.S.-based specialty chemical company. He was most recently Director, Capital Markets and M&A of KCAD Deutag, an oilfield services company based in Aberdeen, UK, from September 2011 to December 2012, where he was responsible for reorganizing and staffing the company’s finance, corporate development and tax functions. From June 1996 to March 1998, Mr. Bigman was Senior Vice President of Access Industries, a privately held, U.S.-based industrial group with worldwide holdings. From March 1998 until September 2003, Mr. Bigman served as Vice President and Director of Corporate Finance of Tyumen Oil Company (TNK), a major Russian oil and gas producer and refiner, based in Moscow, Russia, and then as Vice President and Director of Corporate Finance for SUAL, a large Russian aluminum smelter, from September 2003 to September 2004. From September 2004 until December 2005, Mr. Bigman rejoined Access Industries as Senior Vice President, Investments and was based in London. In January 2006, Mr. Bigman was appointed Chief Financial Officer of Basell Polyolefins, an international chemicals company based in Hoofddorp, The Netherlands, where he served until January 2008. In January 2008, Mr. Bigman became the Chief Financial Officer of LyondellBasell Industries, a successor company to Basell Polyolefins and Lyondell, which had been merged. Mr. Bigman was Chief Financial Officer of LyondellBasell until August 2009, when he took on a consulting role with the company, and exited the company in March 2010. Prior to assuming the role of Chief Financial Officer at Basell Polyolefins, Mr. Bigman was on the company’s board of directors, where he served as a member of the audit and compensation committees.
G. M. Byrd Larberg is nominated to replace Mr. Bachmann, who is resigning from his position on our board of managers at the end of his term to pursue other opportunities. From 2010 to 2012, Mr. Larberg served as a member of the board of directors of Risco Resources, a small independent exploration company headquartered in Jakarta, Indonesia which was sold in 2012. Mr. Larberg served as a member of the board of directors of 3GIG, an exploration-focused software firm headquartered in Houston, Texas, from 2008 to 2013 and now serves as an advisor to the Board. He is active on the Board of the Houston Metropolitan YMCA, where he serves on the Financial Development Committee and as Chairman of the annual Partners Campaign. Previously he was a board member of Meridian Resources, a Houston-based exploration company, from 2007 until it was acquired by Alta Mesa in 2010. Mr. Larberg began his career at Shell Exploration and Production Company as a geologist in1976. Over the next twenty-one years, he held various leadership positions within Shell, ending as a Vice President of Exploration and Production, Africa and Latin America for Pecten International, an affiliate of Shell Oil Company, from 1993 to1996. During his tenure he also served as Exploration Manager for Shell Western E&P Domestic USA Onshore, including the Mid Continent, from 1990 to1993, and as the Division Exploration Manager for the Gulf Coast Division covering offshore Louisiana from 1987 to1990. After successfully completing a fourteen month special assignment to the Director of New Business Development for Royal Dutch Shell’s Worldwide Deepwater efforts, Mr. Larberg left Shell and joined Burlington Resources in 1998. From 1998 to 2006, Mr. Larberg held several key positions at Burlington Resources, beginning as Vice President of Exploration for Burlington Resources International. In 2000, Mr. Larberg was elected Executive Vice President and Chief Operating Officer of Burlington Resources International, a position he held until 2003, when he moved to the corporate office as Vice President of Geosciences. In this capacity, he was responsible for technical excellence for the Geology and Geophysical programs across the company, G&G technology business development, and management of the company-wide exploration portfolio, Mr. Larberg retired from Burlington Resources in March 2006 following the company’s purchase by Conoco Phillips.
Each of Messrs. Bigman and Larberg was introduced to the Company’s nominating and corporate governance committee by a member of our board of managers.
Managers Elected by the Class A Unitholders
The owners of our Class A units are entitled to elect two members to the board of managers voting as a separate class. This right can be eliminated only upon a proposal submitted by or with the consent of our board of managers and the vote of the holders of not less than 66 2∕3% of our outstanding common units.
The names and certain additional information with respect to each of the two members of the board of managers elected by our Class A unitholders are set forth below. Although our Class A unitholders have already elected the following persons as their nominees to the board of managers, our Class A unitholders have informed us that these persons will be officially elected to the board of managers as of the date of the 2013 annual meeting to serve a one-year term or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The members of the board of managers designated by our Class A unit holders have consented to be named in this proxy statement.

Name	Age	Position with Our Company	Manager Since
Antonio R. Sanchez, III	40	Manager	2013
Gerald F. Willinger	46	Manager	2013

Antonio R. Sanchez, III has been a member of our board of managers since August 2013. Mr. Sanchez has served as the President and Chief Executive Officer of Sanchez Energy Corporation, a publicly traded exploration and production company, and has been a member of the company’s board of directors since its formation in August 2011. He has been directly involved in the oil and gas industry for over 12 years. Mr. Sanchez, III is also the President of Sanchez Oil & Gas Corporation (“SOG”), which he joined in October 2001, as well as the President of SEP Management I, LLC and a Managing Director of Sanchez Energy Partners I, LP (“SEPI”). In his capacities as a director and officer of these companies, Mr. Sanchez, III manages all aspects of their daily operations, including exploration, production, finance, capital markets activities, engineering and land management. From 1997 to 1999, Mr. Sanchez, III was an investment banker specializing in mergers and acquisitions with J.P. Morgan Securities Inc. From 1999 to 2001, Mr. Sanchez, III worked in a variety of positions, including sales and marketing, product development and investor relations, at Zix Corporation, a publicly traded encryption technology company. Mr. Sanchez, III has also been a member of the board of directors of Zix Corporation since May 2003.
Gerald F. Willinger has been a member of our board of managers since August 2013. Mr. Willinger is currently a Managing Partner of Sanchez Capital Advisors, LLC and Manager and Co-founder of Sanchez Resources, LLC, an oil and gas company since February 2010. Mr. Willinger currently serves as a Director of Sanchez Resources. From 1998 to 2000, Mr. Willinger was an investment banker with Goldman, Sachs & Co. Mr. Willinger served in various private equity investment management roles at MidOcean Partners, LLC and its predecessor entity, DB Capital Partners, LLC, from 2000 to 2003 and at the Cypress Group, LLC from 2003 to 2006. Prior to joining Sanchez Capital Advisors, LLC, Mr. Willinger was a Senior Analyst for Silver Point Capital, LLC, a credit-opportunity fund, from 2006 to 2009.
Other Managers
Richard H. Bachmann has been an independent member of our board of managers and our audit, compensation, conflicts, and nominating and governance committees and chair of our conflicts committee since November 2006. Mr. Bachmann joined the general partner (the “General Partner”) of Enterprise Products Partners L.P. (“Enterprise”) and Enterprise Products Company, a privately held affiliate of Enterprise, as Executive Vice President, Chief Legal Officer and Secretary in January, 1999. Mr. Bachmann resigned such positions in November 2010. Also since January 1999, Mr. Bachmann has served as a Director of Enterprise Products Company. He previously served as a Director of the General Partner from June 2000 to January 2004 and was re-elected and continued as a Director of the General Partner from February 2006 until April 2010. Mr. Bachmann was elected Group Vice Chairman, Chief Legal Officer and Secretary of Enterprise Products Company in December 2007. Since April 2010, Mr. Bachmann has been and continues as the President and Chief Executive Officer of Enterprise Products Company. From August 2005 until April 2010, Mr. Bachmann served as Executive Vice President, Chief Legal Officer and Secretary of EPE Holdings LLC, the sole general partner of Enterprise GP Holdings L.P., a publicly traded partnership and an affiliate of Enterprise. Mr. Bachmann was also elected a Director of EPE Holdings in February 2006. In April 2010, Mr. Bachmann resigned his positions as Chief Legal Officer and Secretary of EPE Holdings LLC, but remained as a director and an Executive Vice President of that company until its merger with and into a subsidiary of Enterprise. After the merger in November 2010, Mr. Bachmann was elected a director of the post-merger general partner of Enterprise. In October 2006, Mr. Bachmann was elected President, Chief Executive Officer and a Director of DEP Holdings LLC, the sole general partner of Duncan Energy Partners L.P., a publicly traded partnership, but resigned those positions in April 2010 to devote more time to his position at Enterprise Products Company. All of the foregoing entities perform various transportation and other services to the energy and petrochemical industries. Prior to joining Enterprise Products Company in 1999, Mr. Bachmann served as a Partner in the law firms of Snell & Smith P.C. from 1993 to 1998 and Butler & Binion from 1988 to 1993.
John N. Seitz has been an independent member of our board of managers and our audit, compensation, conflicts, and nominating and governance committees and chair of our compensation and nominating and governance committees since November 2006. Mr. Seitz currently serves as the Chairman and Chief Executive Officer of GulfSlope Energy, Inc., an independent energy company focused on exploration for crude oil and natural gas in the Gulf of Mexico. Mr. Seitz is also currently Vice Chairman of the Board of Directors of Endeavour International Corporation, a publicly traded oil and gas exploration and production company which he founded in February 2004. Prior to founding Endeavour International Corporation, Mr. Seitz served as Chief Executive Officer, President and Chief Operating Officer of Anadarko Petroleum Corporation from January 2002 to March 2003, and prior to being named Chief Executive Officer, President and Chief Operating Officer, Mr. Seitz was the Chief Operating Officer and President of Anadarko Petroleum Corporation beginning in 1999. Mr. Seitz also served as Anadarko Petroleum Corporation’s Executive Vice President, Exploration and Production and as a member of its Board of Directors from 1997 to 1999. Mr. Seitz also serves as a Director for ION Geophysical Corporation, f/k/a Input Output, Inc., a publicly traded provider of seismic products and services, and as a Director of Gulf United Energy, Inc., a publicly traded energy company with interests in international oil and natural gas properties.
Pursuant to a settlement agreement that the Company entered into with CEPM as set forth in the Form 8-K of the Company filed with the SEC on April 1, 2014, CEPM is entitled to appoint a non-voting observer to the board of managers until the earlier of such time that CEPM no longer owns over 1,000,000 Class B Units or SEPI or CEPM, as applicable, has made payments to the other person, or such payments are no longer required to be made, pursuant to the terms of the settlement agreement. On April 1, 2014, CEPM notified the Company that Hugh M. McIntosh would serve as its non-voting observer. Mr. McIntosh served, at CEPM’s election, as a Class A manager on the Company’s board of managers from August 2011 through July 2012. Since June 2010, Mr. McIntosh has served as Head of School of Episcopal High School of Baton Rouge, Louisiana. Mr. McIntosh served as Head of School of Keystone School in San Antonio, Texas from January 2004 to June 2010, an educational consultant from 2002 to 2003, and as Chaplain at Punahou School in Honolulu, Hawaii from July 2001 to June 2002. Mr. McIntosh was formerly a lawyer and partner at the law firm of Vinson & Elkins from 1973 to 1998 in Houston, Texas and Washington, D.C., where he was active in the energy transactions practice for approximately 25 years and had responsibilities for the operation and administration of the firm’s Washington D.C. office for approximately 10 years. In 1998 Mr. McIntosh withdrew from Vinson & Elkins to attend Harvard Divinity School and obtained a Master of Divinity in 2001. Mr. McIntosh has extensive civic and charitable involvement and has served on the boards of several non-profit entities providing arts and services to the community.
The Company encourages you to vote for its nominees by utilizing the proxy card.
Determination of Independence
A majority of our managers are required to be independent in accordance with NYSE MKT listing standards. For a manager to be considered independent, the board of managers must affirmatively determine that such manager has no material relationship with us. When assessing the materiality of a manager’s relationship with us, the board of managers considers the issue from both the standpoint of the manager and from that of persons and organizations with whom or with which the manager has an affiliation. The board of managers has adopted standards to assist it in determining if a manager is independent. A manager will be deemed to have a material relationship with us and will not be deemed to be an independent manager if:
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  the manager has been an employee (other than as an interim executive officer for less than one year), or an immediate family member of the manager has been an executive officer, of us at any time during the past three years;

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  the manager has received, or an immediate family member of the manager has received, more than $120,000 in any twelve-month period in direct compensation from us, other than manager and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time during the past three years;
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  the manager has been a partner of or employed by, or an immediate family member of the manager has been a partner of or employed by, our internal or external auditor at any time during the past three years;
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  the manager has been employed, or an immediate family member of the manager has been employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee at any time during the past three years; or
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  the manager has been an executive officer or an employee, or an immediate family member of the manager has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues, at any time during the past three years.
The board of managers has determined that each of Messrs. Bachmann, Bigman, Langdon, Larberg and Seitz is independent under the NYSE MKT listing standards. In addition, the audit, compensation and nominating and corporate governance committees are composed entirely of independent managers in accordance with NYSE MKT listing standards, SEC requirements and other applicable laws, rules and regulations. Other than as set forth below, there are no transactions, relationships or other arrangements between us and our independent managers and manager nominees that need be considered under the NYSE MKT listing standards in determining that such persons are independent.
We sold natural gas from the Black Warrior Basin to an affiliate of Enterprise in each of 2011 and 2010. Mr. Bachmann is an executive officer of Enterprise. Our sales to an affiliate of Enterprise ended during 2011. As the sales did not exceed 2% of the consolidated gross revenues of Enterprise at any time during those periods, the board of managers determined that the relationship was immaterial and did not impair Mr. Bachmann’s independence.
Qualifications
The holders of our Class A units elect two Class A managers and our Class B unitholders elect three Class B managers to our board of managers. Some of the key criteria for serving on our board of managers as a Class B manager include independence from PostRock Energy Corporation (NASDAQ: PSTR) (“PostRock”), which owns CEPM, a significant holder of our units, SOG and its affiliate, SEPI, which owns a significant number of our units, and which by its Class A unit holdings is able to elect our two Class A managers, and Exelon Corporation (NYSE: EXC) (“Exelon”), which owns our Class C management incentive interests and Class D member interests, experience in the exploration and production industry, familiarity with master limited partnerships, and corporate governance, financial, or other management experience. Our Class B managers and manager nominees, and the specific experience, qualifications, attributes and skills that led the board to conclude that they should serve as managers, are:
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  Mr. Bachmann brings to our board significant experience in the master limited publicly traded partnership sector and extensive legal and corporate governance skills. Mr. Bachmann has had a long-time affiliation with the Enterprise family of master limited partnerships, a large and successful group of energy-focused master limited partnerships. He has served in key leadership roles for Enterprise and its affiliates, including Chief Legal Officer, Director, President and Chief Executive Officer. His experiences with Enterprise contribute to our board’s understanding of the business model for master limited partnerships. His experience and knowledge of legal affairs and corporate governance in the energy industry contributes to the efficiency and effectiveness of our board.

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  Mr. Bigman brings considerable financial, managerial, transaction and corporate governance experience to our board of managers. During his career, he has held management positions of increasing responsibility in major energy corporations throughout the world where he has successfully lead financings, financial restructurings, mergers and acquisitions involving companies focused on various aspects of the hydrocarbon value chain. With respect to upstream finance, as Vice President and Director of Corporate Finance for Tyumen Oil Company (TNK), a leading Russian oil and gas producer, he raised capital to finance the growth of the company from its privatization in 1997 through a sale of a 50% stake to British Petroleum (BP) in 2003, creating TNK-BP, a $20 billion joint venture. In the area of corporate governance, Mr. Bigman served on the board of directors of Basell Polyolefins, where he was a member of the audit and compensation committees, which is beneficial for our board operations. He has also served on several international boards, including the board of Svyazinvest, Russia’s largest telecommunications holding company. Presently, he is Chairman of the board of directors of White Square Chemicals Inc., a privately held, U.S.-based specialty chemicals company.
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  Mr. Langdon brings to our board considerable financial and managerial experience in the energy industry as well as his entrepreneurial abilities, which are valuable to a small growing company such as us. He has served as the Chief Financial Officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration. He has also held significant commercial positions with the Pennzoil Companies, including roles in business development and marketing. He is also the founder and owner of two privately held oil and gas companies. Mr. Langdon has extensive experience in finance and accounting that adds significant value to the board’s oversight role of our financial reporting. He has prior public company board and audit committee experience, which is beneficial for our board operations, and served as the chairman of the audit committee of Gasco Energy, Inc., a publicly traded exploration and production company until he was named Gasco’s Interim President and Chief Executive Officer.
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  Mr. Larberg brings to our board significant technical, operational and financial management experience in the oil and gas industry. His background, which includes extensive geology training and education and encompasses a distinguished career at Shell Oil Company and Burlington Resources, provides a unique perspective on the dynamics of the oil and gas exploration and production industry. He has considerable governance experience, having previously served on the boards of Meridian Resources, a Houston-based exploration company acquired by Alta Mesa in 2010, Risco Resources, a small independent exploration company headquartered in Jakarta, Indonesia, and 3GIG, an exploration-focused software firm headquartered in Houston, Texas. He is also active on the Board of the Houston Metropolitan YMCA, where he serves on the Financial Development Committee and as Chairman of the annual Partners Campaign, which raised $6.5 million dollars for underprivileged children under his leadership. Taken together, this wealth of experience will be invaluable to our board as we look to grow the Company.
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  Mr. Seitz brings to our board significant managerial and operational experience in the oil and gas industry. He is the current Chairman and Chief Executive Officer of GulfSlope Energy, Inc. (OTCQB:GSPE), an independent energy company focused on exploration for crude oil and natural gas in the Gulf of Mexico. He is also the current Vice Chairman of Endeavor International Corporation, a publicly traded oil and gas exploration company, and has served as the Chief Executive Officer of Anadarko Petroleum, one of the largest independent oil and gas companies in North America. His specialized technical experience in the oil and gas industry adds significant value to the board’s contribution to our performance. He also has prior public company board experience, which is beneficial for the operations of our board, and currently serves as a director of ION Geophysical Corporation, a publicly traded provider of seismic services to the exploration and production industry, and as a director of Gulf United Energy, Inc., a publicly traded independent energy company with interests in international oil and natural gas properties.

Our Class A unitholders have elected Messrs. Sanchez and Willinger as our two Class A managers to represent the Class A unitholder interests on our board. Our Class A managers, and the specific experience, qualifications, attributes and skills that led the Class A unitholders to conclude that they should serve as managers, are:
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  Mr. Sanchez, III brings to our board substantial upstream oil and gas/energy industry experience in both public and private entities. In his current capacity as President and Chief Executive Officer of Sanchez Energy Corporation, he brings the perspective of leading a quickly growing, publicly traded upstream company focused on asset value maximization and the creation of shareholder value. In his current capacity as President of SOG, he brings particular expertise in operating multiple upstream oil and gas entities through a shared service model. He acts as a liaison with SEPI and ensures our board has a continuing dialogue with our significant unitholder.
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  Mr. Willinger brings to our board substantial experience in risk management, finance and negotiated transactions in the energy industry. He has a valuable perspective on upstream master limited partnerships, which provides our board with unique insights into master limited partnership management and growth opportunities. Additionally, he brings an expansive network of both private and public capital providers, which is useful for our board when evaluating possible capital sources. Mr. Willinger also acts as a liaison between the Company and SEPI.
Since our initial public offering, Messrs. Bachmann, Langdon and Seitz have been re-elected by our unitholders. Our Class A unitholders currently elect their Class A managers concurrent with our annual meeting.
Committees of the Board of Managers
Audit Committee
As described in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor’s qualifications and independence, and establishes the scope of, and oversees, the annual audit. The committee also approves any other services provided by public accounting firms. The board has delegated to the audit committee the review and approval of our decision to enter into derivative transactions and our exemption from the swap clearing and swap execution requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The audit committee provides assistance to the board in fulfilling its oversight responsibility to the unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and our board of managers established. In doing so, it will be the responsibility of the audit committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our Company.
The board of managers has determined that the chairman of the audit committee is an “audit committee financial expert” as that term is defined in the applicable rules of the SEC.
The audit committee held 6 meetings in 2012 and 4 meetings in 2013. Mr. Langdon is chairman, and Messrs. Seitz and Bachmann are members.
Compensation Committee
As described in the compensation committee charter, the compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee determines and approves, or makes recommendations to the board of managers with respect to, the compensation and benefits of our board of managers and our named executive officers and employees.

The committee establishes and reviews general policies related to our compensation and benefits, and annually reviews and approves the compensation paid to our executive officers and non-employee managers. The committee also approves the annual performance-based bonus award pool and long-term incentive equity awards for all employees.
Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation for the executive officers, other than himself. Specific recommendations include base salary adjustments, targets and goals for the annual performance-based bonus plan, and long-term incentive awards. The committee considers these recommendations in developing its own recommendations to our board of managers, which, in its sole discretion, determines compensation actions for the other executive officers. The committee considers and, in its sole discretion, makes the final determination about compensation actions for the Chief Executive Officer.
When assessing compensation actions for the Chief Executive Officer and the other executive officers, the compensation committee considers several factors including comparative market data, the level of achievement of our annual business plan, our performance against our peer group, individual executive officer performance, scope of job responsibilities, and the individual’s industry experience, technical skills and tenure with the Company.
Our compensation committee is authorized to retain compensation consultants at the Company’s expense and obtain any compensation surveys or reports regarding the design and implementation of compensation programs that it may find necessary in designing, implementing or administering compensation programs. During 2012 and 2013, the committee retained Meridian Compensation Partners, LLC (“Meridian”). The committee retained Meridian after a review of the independence factors included in the Dodd-Frank Act for compensation consultants and considering Meridian’s independence based on such factors. The amount paid to Meridian was less than $50,000 in 2012 and less than $37,000 in 2013, for which Meridian prepared a competitive review of the compensation of our executive officers, advised the compensation committee regarding the design of our incentive plans, and assisted with other related matters.
The compensation committee held 9 meetings in 2012 and 5 meetings in 2013. Mr. Seitz is chairman, and Messrs. Bachmann and Langdon are members.
Conflicts Committee
Our board of managers has established a conflicts committee to review specific matters that the board believes may involve conflicts of interest, including transactions with related persons such as PostRock, SOG, Exelon or their affiliates or our managers and executive officers. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to our Company. Our operating agreement provides that members of the conflicts committee may not be officers or employees of our Company, or directors, officers or employees of any of our affiliates, and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE MKT and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to our Company and approved by all of our unitholders. However, the board is not required by the terms of our operating agreement to submit the resolution of a potential conflict of interest to the conflicts committee, and may itself resolve such conflict of interest if the board determines that (i) the terms of the related person transaction are no less favorable to us than those generally being provided to or available from unrelated third parties or (ii) the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved. Any matters approved by the board in this manner will be deemed approved by all of our unitholders.
The conflicts committee held 2 meetings in 2012 and 2 meetings in 2013. Mr. Bachmann is chairman, and Messrs. Seitz and Langdon are members.

Nominating and Governance Committee
As described in the nominating and governance committee charter, the nominating and governance committee nominates candidates to serve on our board of managers. The nominating and governance committee is also responsible for monitoring a process to review manager, board and committee effectiveness, developing and implementing our corporate governance guidelines, recommending committee members and committee chairpersons and otherwise taking a leadership role in shaping the corporate governance of our Company.
The nominating and governance committee held 4 meetings in 2012 and 5 meetings in 2013. Mr. Seitz is chairman, and Messrs. Bachmann and Langdon are members.
We maintain on our website, www.constellationenergypartners.com, copies of the charters of each of the committees of the board of managers (except the conflicts committee which does not have a charter), as well as copies of our Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and Code of Business Conduct and Ethics. Copies of these documents are also available in print upon request of our Corporate Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our managers, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer on our website.
Corporate Governance
Board Leadership Structure and Risk Oversight
Our board has three independent members as Class B managers and two managers elected by our Class A unitholders. Our independent board members are currently serving or have served as members of senior management of other public companies and have served as managers or directors of other public companies. We have four board committees comprised solely of independent managers, with each of these committees having an independent manager serving as chair of the committee. We believe that the number of independent, experienced managers that make up our board benefits our Company and our unitholders.
Under our operating agreement and corporate governance guidelines, the chairman of the board is responsible for:
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  chairing board meetings;
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  scheduling and setting the agendas for board meetings; and
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  providing information to board members in advance of each board meeting.
In addition, the board of managers has designated the chairman of the nominating and corporate governance committee to act as its “Lead Manager.” In that capacity, the current chairman, Mr. John N. Seitz, has the following duties and authority:
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  presiding at all board meetings where the chairman of the board of managers is not present;
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  serving as a liaison between the chairman of the board of managers and the independent managers;
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  approving information sent to the board and agendas and meeting schedules for board meetings;
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  calling meetings of the non-management managers;
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  ensuring his availability for direct consultation upon request of a major unitholder;
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  chairing the executive session of non-management managers; and
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  serving as a contact for unitholder complaints, other than those involving auditing/accounting matters.

Interested parties may communicate directly with the Lead Manager by writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002.
In accordance with NYSE MKT requirements, our audit committee charter provides that the audit committee is responsible for overseeing the risk management function in the Company. While the audit committee has primary responsibility for overseeing risk management, our entire board of managers is actively involved in overseeing risk management for the Company. For example, on at least a quarterly basis, our audit committee and our full board receive a risk management report from the Company’s Chief Financial Officer. The full board also engages in periodic discussion with other Company officers as the board may deem appropriate. In addition, each of our board committees considers the risks within its area of responsibilities. For example, our compensation committee considers the risks that may be implicated by our executive compensation programs. We believe that the leadership structure of our board supports the board’s effective oversight of our risk management.
On an annual basis, as part of our review of corporate governance, the board evaluates our board leadership structure to ensure that it remains the optimal structure for our Company and our unitholders. We recognize that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure, under which our chairman of the board and each of the board committees are chaired by independent managers and a Lead Manager assumes specified responsibilities, remains the optimal board leadership structure for our Company and our unitholders at this time.
During 2012 and 2013, the board of managers met 11 and 8 times, respectively. Each Class B manager attended at least 75% of the meetings of the board and of each committee on which he served.
The board of managers has adopted a policy that encourages each manager to attend the annual meeting of unitholders. All of the persons then serving as our managers attended the 2012 annual meeting of unitholders.
Nominations for Manager
The board of managers seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the board of managers, us and our unitholders. Annually, the nominating and corporate governance committee reviews the qualifications and backgrounds of the managers, as well as the overall composition of the board of managers, and recommends to the full board of managers the slate of Class B manager candidates to be nominated for election at the next annual meeting of unitholders. The board of managers has adopted a policy whereby the nominating and corporate governance committee will consider the recommendations of unitholders with respect to candidates for election to the board of managers and the process and criteria for such candidates will be the same as those currently used by us for manager candidates recommended by the board of managers or management.
Our Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellationenergypartners.com, include criteria that are to be considered by the nominating and corporate governance committee and board of managers in considering candidates for nomination to the board of managers. These criteria require that a candidate:
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  has the business and/or professional knowledge and experience applicable to us, our business and the goals and perspectives of our unitholders;
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  is well-regarded in the community, with a long-term, good reputation for highest ethical standards;
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  has good common sense and judgment;
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  has a positive record of accomplishment in present and prior positions;
•
  has an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and
•
  has the time, energy, interest and willingness to become involved with us and our future.

Within our Corporate Governance Guidelines there is no specific requirement that the nominating and corporate governance committee or the board of managers consider diversity in identifying candidates for nomination to the board of managers.
A unitholder who wishes to recommend to the nominating and corporate governance committee a nominee for manager for the 2014 annual meeting of unitholders should submit the recommendation in writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002 so it is received by September 10, 2014 but not earlier than August 11, 2014.
Unitholder Communications
The board of managers has adopted a policy whereby any communications from our unitholders to the board of managers must be directed to our Secretary, who will (i) determine whether any of such communications are significant, and promptly forward significant communications to the board of managers, and (ii) keep a record of all unitholder communications that the Secretary deems not to be significant and report such communications to the board of managers on a periodic basis, but not less frequently than quarterly.
Any unitholder who wishes to communicate to the board of managers may submit such communication in writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002 and follow the procedures detailed below under “Submission of Unitholder Proposals and Manager Nominations for Next Year.”
Related Person Transactions
As discussed above under “Committees of the Board of Managers — Conflicts Committee,” either our board of managers or the board’s conflicts committee reviews all related person transactions for an amount that exceeds $120,000. Since January 1, 2011 through the date of this proxy statement, there were no related person transactions that were reviewed or required to be reviewed except as set forth below, with each such transaction reviewed and approved by the conflicts committee and the board of managers.
Settlement of PostRock Litigation
On March 31, 2014, the parties to a lawsuit that was filed in the Chancery Court of the State of Delaware by CEPM, Gary M. Pittman and John R. Collins against the Company, certain of its officers and managers, SOG and SEPI in connection with the Company’s closing on August 9, 2013 of the purchase of oil and natural gas properties from SEPI and the issuance of units in connection therewith reached a settlement agreement, and the lawsuit was subsequently dismissed. As a result of the settlement, the Class A units acquired by SEPI in the August 2013 transaction were returned to the Company and cancelled; CEPM transferred 100% of its Class A units to SEPI and 414,938 of the Company’s Class B units to SEPI in exchange for an aggregate payment of $1.0 million and paid $6.5 million to CEPM. In addition, pursuant to the terms of the settlement, CEPM agreed to sell its remaining Class B units over the next nine months, with SEPI providing up to a $5.0 million backstop payment to CEPM to the extent proceeds received by CEPM from such sale do not meet or exceed a specified amount. The settlement also included mutual releases between the plaintiffs and defendants.
Shared Services Agreement
On May 8, 2014, the Company and SP Holdings, LLC (the “Manager”), an affiliate of SOG, entered into a Shared Services Agreement (the “Services Agreement”) pursuant to which Manager will provide all services that the Company requires to operate its business, including overhead, technical, administrative, marketing, accounting, operational, information systems, financial, compliance, insurance, professionals and acquisition, disposition and financing services. In connection with providing the services under the Services Agreement, Manager will receive compensation consisting of: (i) a quarterly fee equal to 0.375% of the value of the Company’s properties other than its assets located in the Mid-Continent region, (ii) a $1,000,000 administrative fee, with $500,000 paid on May 8, 2014 and $500,000 to be paid on the date that Manager provides notice of its commitment to provide services under the Shared Services Agreement, (iii) reimbursement for all allocated overhead costs as well as any direct third-party costs incurred and (iv) for each asset acquisition, asset disposition and financing, a fee not to exceed 2% of the value of such transaction. Each of these fees, not including the reimbursement of costs, will be paid in cash unless Manager elects for such fee to be paid in equity by the Company. In addition, upon the first acquisition of assets from an affiliate of Manager, the Company is required to amend its operating agreement and issue a new class of incentive distribution rights to Manager. Except for the $500,000 payment mentioned above, no amounts have been paid under the Services Agreement.

Contract Operating Agreement
On May 8, 2014, the Company and SOG entered into a Contract Operating Agreement (the “Operating Agreement”) pursuant to which SOG has agreed either to provide all services to operate, develop and produce the Company’s oil and natural gas properties or to engage a third-party operator to do so, other than with respect to the Company’s properties in the Mid-Continent region. In connection with providing services under the Operating Agreement, SOG will be reimbursed for all direct charges incurred under COPAS. No amounts have been paid under the Operating Agreement.
Transition and Assistance Agreement
On May 8, 2014, the Company, Manager and SOG entered into a Transition and Assistance Agreement (the “Transition Agreement”) pursuant to which the Company has agreed to make available to Manager and SOG certain of the Company’s employees for SOG or Manager to provide services under the Services Agreement and Operating Agreement. No compensation is paid by any party for the provision or use of employees under the Transition Agreement. All employees remain under the day-to-day control of the Company, and the Company retains the right to terminate employees and has no obligation to hire new employees. SOG has the right to hire any Company employees and thereafter, SOG will be responsible for all costs and expenses for such employees. No amounts have been paid under the Transition Agreement.
Seismic License Agreement
On May 8, 2014, the Company, SOG and certain subsidiaries of the Company entered into a Geophysical Seismic Data Use License Agreement (the “License Agreement”) pursuant to which SOG provides to the Company a non-exclusive, royalty-free license to use seismic, geophysical and geological information relating to the Company’s oil and natural gas properties that is proprietary to SOG and not restricted by agreements that SOG has with landowners or seismic data vendors. No amounts have been paid under the License Agreement.
Audit Committee Report
The role of the audit committee of the board of managers is to assist the board of managers in its oversight of Constellation Energy Partners’ responsibility relating to: (i) the integrity of Constellation Energy Partners’ financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy Partners’ internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter, a copy of which is available on Constellation Energy Partners’ website at www.constellationenergypartners.com. Management of Constellation Energy Partners is responsible for the preparation, presentation and integrity of Constellation Energy Partners’ financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy Partners’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the audit committee to discuss any matters it deems appropriate.
In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard AU380, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy Partners is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon the reports and discussions described in this report, we recommended to the board of managers that the audited financial statements be included in Constellation Energy Partners’ Annual Reports on Form 10-K, as amended, for the years ended December 31, 2012 and December 31, 2013 filed with the Securities and Exchange Commission.
Richard S. Langdon, Chairman
Richard H. Bachmann
John N. Seitz

Compensation of Managers
Our board of managers, based on recommendations from our compensation committee, input from Meridian, and a 2007 Towers Perrin report for the compensation committee, approved the following individual non-employee manager annual cash compensation program:
•
  $40,000 annual retainer for each manager;
•
  the chairman of the board of managers will receive a $50,000 annual retainer and the chairman of the audit committee will receive a $10,000 annual retainer;
•
  $2,500 fee for each meeting of the board of managers and each committee meeting attended by a member thereof that occurs on a day when there is no board meeting; and
•
  reasonable travel expenses to attend meetings.
Our board of managers, based on recommendations from our compensation committee, input from Meridian, and a 2007 Towers Perrin report for the compensation committee, also approved a unit-based compensation program pursuant to which each non-employee manager may receive an annual restricted common unit award with a value of $75,000, which the managers may also elect to pay in cash as opposed to granting restricted common units. Grant dates, vesting schedules and other unit restrictions, if any, are subject to the discretion of the compensation committee.
During 2012 and 2013, due to the limited number of units remaining under our Long-Term Incentive Plan and our 2009 Omnibus Incentive Compensation Plan, and in order to reduce the structural general and administrative expenses of the Company, the managers elected to not be paid the $75,000 in restricted common units or in cash. In May 2014, the managers were awarded $37,500 in common units, which were fully vested when granted, and paid $37,500 in cash. The number of any restricted common units granted to each non-employee manager is computed based on the date of the grant, as determined by the compensation committee, rounded to the nearest unit.
The following table sets forth a summary of the 2012 and 2013 non-employee manager compensation, as determined by our board of managers:

	Manager Compensation
	Fees Earned or Paid in Cash		Unit Awards 2013	Non-Equity Incentive Plan Companesation 2013	Total
Name	2012	2013			2012	2013

Richard H. Bachmann	$72,500	$60,000	$37,500	$37,500	$72,500	$135,000
John R. Collins(a)	$67,500	$36,848	$—	$—	$67,500	$36,848
Richard S. Langdon	$132,500	$120,000	$37,500	$37,500	$132,500	$195,000
Gary M. Pitman(a)	$30,974	$36,848	$—	$—	$30,974	$36,848
Antonio R. Sanchez, III(b)	$—	$18,261	$15,625	$15,625	$—	$49,511
John N. Seitz	$72,500	$60,000	$37,500	$37,500	$72,500	$135,000
Gerald F. Willinger(b)	$—	$23,261	$15,625	$15,625	$—	$54,511

(a)
  Mr. Pittman joined the board of managers effective August 30, 2012 and was removed on August 9, 2013. Mr. Collins was removed from the board of managers on August 9, 2013.
(b)
  Messrs. Sanchez and Willinger joined the board of managers effective August 9, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our units held by:
•
  each unitholder who is a beneficial owner of more than 5% of our outstanding units;
•
  each of our managers, manager nominees proposed by our board of managers and 2013 named executive officers; and
•
  our managers and executive officers as a group.
The amounts and percentage of common units and Class A units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
Percentage of total units beneficially owned is based on 28,832,431 common units and 484,505 Class A units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise set forth below, the address of all of all beneficial owners is c/o Constellation Energy Partners LLC, 1801 Main Street, Houston, Texas 77002. Ownership amounts are as of May 12, 2014.

Name of Beneficial Owner	Common Units Beneficially Owned		Class A Units Beneficially Owned		Percentage of Total Units Beneficially Owned
	Number	Percentage	Number	Percentage	Percentage
PostRock Energy Corporation(1)	5,185,851	18.0%	—	—	17.7%
Sanchez Energy Partners I, LP(2)	5,139,345	17.8%	484,505	100%	19.2%
Bradley Louis Radoff(3)	2,360,000	8.2%	—	—	8.0%
Richard H. Bachmann	75,980	*	—	—	*
Alan S. Bigman	—	—	—	—	—
Stephen R. Brunner	785,249	2.7%	—	—	2.7%
Elizabeth A. Crawford(4)	13,125	*	—	—	*
Michael B. Hiney(4)	95,251	*	—	—	*
Richard S. Langdon	55,468	*	—	—	*
G. M. Larberg	—	—	—	—	—
Lisa J. Mellencamp(4)	193,975	*	—	—	*
Antonio R. Sanchez, III(2)	5,145,748	17.8%	484,505	100%	19.2%
John N. Seitz	66,980	*	—	—	*
Charles C. Ward	397,706	1.4%	—	—	1.4%
Gerald F. Willinger	6,403	*	—	—	*
All managers and executive officers as a group (8 persons)	1,407,314	4.9%	—	—	4.8%

*
  Less than 1%
(1)
  Ownership data as reported on Form 4 filed on May 8, 2014, by PostRock, White Deer Energy L.P., White Deer Energy TE L.P., White Deer Energy FI L.P., Edelman & Guill Energy L.P., Edelman &

Guill Energy Ltd., Thomas J. Edelman, and Ben A. Guill. PostRock, through its direct ownership of CEPM may be deemed to beneficially own the Class B common units held by CEPM. The address of PostRock and CEPM is 210 Park Avenue, Oklahoma City, Oklahoma 73102. The address of the other entities reported is White Deer Energy L.P., 667 Madison Avenue, 4th Floor, New York, New York 10065.
(2)
  Ownership data for 5,139,345 common units and 484,505 Class A units as reported on Form 13D/A filed on April 7, 2014 by SEPI, SOG, SEP Management I, LLC, Antonio R. Shanchez, Jr. and Antonio R. Sanchez, III. These securities are owned directly by SEPI, which is controlled by its general partner, SEP Management I, LLC, a wholly-owned subsidiary of SOG. SOG is managed by Antonio R. Sanchez, Jr. and Antonio R. Sanchez, III. Each of SEP Management I, LLC, SOG, Antonio R. Sanchez, Jr. and Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the units held by SEPI. Each of SEP Management I, LLC, SOG, Antonio R. Sanchez, Jr. and Antonio R. Sanchez, III disclaims beneficial ownership of these securities except to the extent of such person’s pecuniary interest therein.
(3)
  Ownership data as reported on Schedule 13G/A filed on February 14, 2014 by Bradley Louis Radoff. The address of Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027. The filing lists 2,360,000 Class B common units owned by Mr. Radoff, who has sole voting power.
(4)
  Ms. Mellencamp resigned as an executive officer in January 2013, Mr. Hiney resigned as an executive officer in May 2013, and Ms. Crawford resigned as an executive officer in April 2014.

EXECUTIVE OFFICERS
Biographies
The following sets forth information with respect to our current executive officers:
Stephen R. Brunner, age 57, has served as our President and Chief Executive Officer since March 2008 and our Chief Operating Officer since February 2008. He also served as a member of our board of managers from December 2008 until August 2011. Mr. Brunner also served as Vice President for Constellation Energy Commodities Group, Inc. (“CCG”) from February 2008 to January 2009. From 2001 until November 2007, Mr. Brunner served as Executive Vice President, Operations of Pogo Producing Company, an oil and gas exploration company.
Charles C. Ward, age 53, has served as our Chief Financial Officer and Treasurer since March 2008. Mr. Ward also served as a Vice President of CCG from November 2005 until December 2008. Prior to that time, he was a Vice President of Enron North America Corp. from March 2002 to November 2005.
Executive Compensation
Our overall compensation structure is designed to align our executives’ compensation with our business strategies and annual business plan that is approved by our board of managers. We maintain a compensation mix that includes a base salary, annual performance-based cash bonus awards, and long-term incentives, including unit-based compensation.
For a more complete description of our executive compensation for 2012 as disclosed in the tables below, please see Item 11 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, as filed with the SEC on April 18, 2013, which is incorporated by reference herein.
During 2013, our Company’s performance achieved the majority of the goals set forth in our 2013 business plan that was approved by our board of managers. During 2013, we sold our Robinson’s Bend Field assets in the Black Warrior Basin of Alabama and used a portion of the proceeds from that sale to reduce our outstanding debt. We also amended our reserve-based credit facility to extend its maturity to May 2017 and expand our borrowing capacity, and we acquired producing oil and natural gas assets in Texas and Louisiana from SEPI. These actions, along with work completed prior to 2013, have allowed us to reduce our outstanding debt from a high of $220.0 million in 2009 to $50.7 million at December 31, 2013. During 2013, we also increased our oil production by 84.0% and increased our proved oil reserves to approximately 2.1 million barrels. On the basis of these accomplishments, the compensation committee approved cash bonuses for our named executive officers at 50% of each officer’s 2013 bonus target, as described further below, which were paid in March 2014.
Our compensation committee has a risk assessment process for compensation programs and found no policies or practices that would rise to the level of being reasonably likely to have a material adverse effect on the Company. We believe that our compensation programs do not encourage our employees to take excessive risks to achieve larger performance-based bonus awards or additional unit-based compensation above their individual targets.

Summary Compensation Table
The following table sets forth the compensation of our named executive officers for 2013 (Messrs. Brunner and Ward and Ms. Crawford) (“2013 NEOs”) and for 2012 and 2011 (Messrs. Brunner, Ward and Hiney and Ms. Mellencamp) (“2012 NEOs”):

Name and Principal Position	Year	Salary	Cash Bonus(a)	Unit Grants(b)	All Other Compensation(c)	Total
Stephen R. Brunner Chief Executive Officer, Chief Operating Officer and President(d)	2013	$339,900	$169,950	$—	$8,842	$518,692
	2012	$339,900	$169,950	$169,201	$273,637	$952,688
	2011	$330,000	$429,000	$262,100	$248,095	$1,269,195
Elizabeth A. Crawford Vice President of Land, General Counsel and Corporate Secretary(d)(e)	2013	$210,000	$57,750	$—	$10,096	$277,846
Michael B. Hiney Chief Accounting Officer and Controller(d)(e)	2013	$198,275	$—	$—	$267,216	$358,728
	2012	$198,275	$54,526	$33,841	$61,145	$347,787
	2011	$192,500	$137,638	$39,315	$141,904	$511,357
Lisa J. Mellencamp General Counsel and Secretary(d)(e)	2013	$21,788	$—	$—	$751,502	$773,290
	2012	$226,600	$—	$67,681	$115,905	$410,186
	2011	$220,000	$185,900	$78,630	$165,916	$650,446
Charles C. Ward Chief Financial Officer, Principal Accounting Officer and Treasurer(d)(e)	2013	$254,925	$95,597	$—	$13,722	$364,244
	2012	$254,925	$95,597	$84,602	$143,187	$578,311
	2011	$247,500	$241,313	$91,735	$184,847	$765,395

(a)
  The amount in this column reflects each named applicable named executive officer’s annual cash incentive bonus earned for 2013, 2012 and 2011 performance, as applicable. The annual cash incentive bonuses were determined by our compensation committee based on assessments of both Company and individual performance. The amounts for each of Messrs. Brunner, Hiney, and Ward and Ms. Mellencamp were awarded in recognition of the achievement of overall performance at an above target level in 2011 and at below target level in 2012. The amounts for each of Messrs. Bruner and Ward and Ms. Crawford were awarded in recognition of the achievement of overall performance at below target level in 2013.
(b)
  The amount in this column reflects the grant date fair value of all unit awards in 2012 and 2011 calculated in accordance with FASB ASC Topic 718. These unit awards vest between 2013 and 2015. See Part IV. “Exhibits and Financial Statement Schedules — Notes to Consolidated Financial Statements — 11. Unit-Based Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for further information. There were no unit awards granted in 2013.
(c)
  The amount in this column reflects the vested amount of the cash portion of the cash-based performance award earned during 2012, the amount of matching contributions made to each named executive officer under our 401k plan, the cost of life insurance equal to the named executive officer’s salary for 2013, 2012 and 2011, the one-time inducement sign-on bonus during 2011, and severance payments and other amounts due Mr. Hiney and Ms. Mellencamp as a result of their employment termination in 2013. The 2012 cash-based performance award for Messrs. Brunner, Ward and Hiney and Ms. Mellencamp was $250,000, $125,000, $50,000, and $100,000, respectively. The cash portion of the one-time inducement sign-on bonus for Messrs. Brunner, Ward and Hiney and Ms. Mellencamp was $225,000, $168,750, $131,250, and $150,000, respectively. The amount due to Mr. Hiney as a result of employment termination in 2013 was $261,096, of which $200,000 was a severance amount. The amount due to Ms. Mellencamp as a result of employment termination in 2013 was $750,713, of which $639,900 was a severance amount.

(d)
  Our named executive officers are eligible to participate in Company benefit plans such as medical, dental, life, and disability insurance, 401k and flexible spending accounts on the same terms as all our employees.
(e)
  Mr. Hiney’s employment with the Company terminated in May 2013, and Ms. Mellencamp’s employment with the Company terminated in January 2013. Ms. Crawford was promoted to an executive officer position in February 2013 and her employment with the company terminated in April 2014. Mr. Ward became the Principal Accounting Officer upon Mr. Hiney’s departure in May 2013.
Outstanding Equity Awards at Fiscal Year-End 2012
The following table sets forth the outstanding equity awards and their market value using the closing price of our common units on NYSE MKT at December 31, 2012 for our 2012 NEOs:

	Outstanding Equity Awards at December 31, 2012
Name	Number of Restricted Units Not Vested	Number of Unit-Based Awards Not Vested	Fair Market Value of Units Not Vested	Vesting Dates
Stephen R. Brunner	231,095	—	$272,692	2013
	136,042	—	$160,530	2014
	46,717	—	$55,126	2015
	—	10,000	$5,200	12/31/2013
	413,854	10,000	$493,548
Michael B. Hiney	33,894	—	$39,995	2013
	14,884	—	$17,563	2014
	5,112	—	$6,032	2015
	—	1,500	$780	12/31/2013
	53,890	1,500	$64,370
Lisa J. Mellencamp	72,032	—	$84,998	2013
	34,014	—	$40,137	2014
	11,680	—	$13,782	2015
	—	3,000	$1,560	12/31/2013
	117,726	3,000	$140,477
Charles C. Ward	96,596	—	$113,983	2013
	49,070	—	$57,903	2014
	15,575	—	$18,379	2015
	—	3,500	$1,820	12/31/2013
	161,241	3,500	$192,085

Outstanding Equity Awards at Fiscal Year-End 2013
The following table sets forth the outstanding equity awards and their market value using the closing price of our common units on NYSE MKT at December 31, 2013 for our 2013 NEOs:

	Outstanding Equity Awards at December 31, 2013
Name	Number of Restricted Units Not Vested	Number of Unit-Based Awards Not Vested	Fair Market Value of Units Not Vested	Vesting Dates
Stephen R. Brunner	136,042	—	$326,501	2014
	46,717	—	$112,121	2015
	182,759	—	$438,622
Elizabeth A. Crawford	5,980	—	$14,352	2014
	1,558	—	$3,739	2015
	7,538	—	$18,091
Charles C. Ward	49,070	—	$117,768	2014
	15,575	—	$37,380	2015
	64,645	—	$155,148

Employment Agreements
We have entered into definitive employment agreements with each of our named executive officers. Pursuant to the terms of the employment agreements, each 2012 NEO received the following compensation with respect to performance for 2012:

Name	Base Salary	Bonus Target	Maximum Bonus	Unit-Based Performance Award	Cash-Based Performance Award
Stephen R. Brunner	$339,900	100%	200%	95,057 units	$250,000
Michael B. Hiney	$198,275	55%	80%	19,012 units	$50,000
Lisa J. Mellencamp	$226,600	65%	130%	38,023 units	$100,000
Charles C. Ward	$254,925	75%	150%	47,529 units	$125,000

Pursuant to the terms of the employment agreements, each 2013 NEO received the following compensation with respect to performance for 2013:

Name	Base Salary	Bonus Target	Maximum Bonus
Stephen R. Brunner	$339,900	100%	200%
Elizabeth A. Crawford	$210,000	55%	80%
Charles C. Ward	$254,925	75%	150%

Each executive’s employment may be terminated at any time and for any reason by either or both of the Company and the executive. Except as described below, if the executive terminates his or her employment, all unvested or unearned awards will be forfeited. If the executive’s employment is terminated in connection with an “Involuntary Termination” at any time prior to a Change of Control (described below) of the Company or after two years have elapsed following a Change of Control (but not during such two-year period, for which the Enhanced Severance Amount described below is provided), the Company will, pursuant to the terms of the employment agreements, make payments and take actions as follows (such payments and actions, the “Severance Amount”):
•
  make a cash payment of (i) one and one-half times the executive’s then-current annual compensation, which includes (A) the target-level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination or the annual base salary in effect 180 days prior to the Involuntary Termination;
•
  cause any unvested awards granted under the Plan to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable; and

•
  cause a continuation of medical and dental benefits for one year following the Involuntary Termination.
If the executive’s employment is terminated (i) by the executive through the exercise of the Special Termination Option (described below) or (ii) in connection with an Involuntary Termination during the two-year period following a Change of Control of the Company, the Company will, pursuant to the terms of his or her Employment Agreement, make payments and take actions as follows (such payments and actions, the “Enhanced Severance Amount”):
•
  make a cash payment of (i) two times the executive’s then-current annual compensation, which includes (A) the target level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination, the annual base salary in effect 180 days prior to the Involuntary Termination, or the annual base salary in effect immediately prior to the change of control, plus (iii) the performance award and target-based grants payable under the Plan for the then-current year, paid as if the target-level performance was achieved for the entire year, prorated based on the number of whole or partial months completed at the time of the Involuntary Termination;
•
  cause any unvested awards granted under the Plan to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable;
•
  cause a continuation of medical and dental benefits for one year following the change of control; and
•
  provide for a full tax gross-up in connection with any excise tax levied on the items described in the preceding three bullets.
A “Change of Control” occurs if any of the following events occurs: (i) during a period of 24 consecutive months, all of the Class B managers at the beginning of such period, and any persons nominated by at least two such managers, cease to constitute all of the Class B managers, (ii) during a period of 24 consecutive months, the individuals who constitute our board of managers at the beginning of such period, and any persons nominated by at least two Class B managers, cease to constitute at least a majority of our board of managers, (iii) during a period of 24 consecutive months immediately following a Class A Event (described below), at least one Class B manager ceases to serve as a manager, (iv) any person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding units eligible to vote for the election of our board of managers, (v) certain business combinations, unless the Company’s unitholders control more than 60% of the voting power of the surviving entity, no person owns more than 25% of the voting power of the surviving entity and a majority of the members of the board of the surviving entity were managers at the time the agreement approving the business combination was approved by our board of managers, (vi) a plan of liquidation of the Company is approved by the unitholders or (vii) a sale of all or substantially all of the assets of the Company to an acquiror which has more than 40% of its voting power controlled by persons other than the Company’s unitholders. A “Class A Event” occurs if (A) PostRock ceases to own directly or indirectly at least 50% of the Class A units, (B) certain business combinations involving PostRock where persons other than PostRock’s stockholders control more than 40% of the voting power of the surviving entity or (C) PostRock ceases to have the direct or indirect right to appoint all of the Class A managers. The employment agreements stipulate that a Class A Event occurred on March 12, 2012, and the issuance of Class A units on August 9, 2013 to SEPI triggered another Class A Event. Accordingly, a Change of Control will be triggered upon the election of Mr. Bigman or Mr. Larberg at the 2013 annual meeting.
The “Special Termination Option” permits each executive to terminate his or her employment at any time within the one-year period following the acquisition by PostRock or its affiliates of at least 49% of our outstanding common units.
The Severance Amount and Enhanced Severance Amount are contingent on the execution of a release of any claims the terminated executive may have against us and our affiliates. In addition, any such amounts must be repaid if a final and non-appealable judgment is entered by a court of competent jurisdiction finding that the executive’s conduct in performance of his or her duties under the employment agreement constituted willful misconduct.

The initial term of the employment agreements expired in April 2014, but they have been automatically extended for an additional one-year period because neither party to the employment agreements delivered written notice 180 days prior to the expiration of the initial term. We guaranteed the obligations of CEP Services Company, Inc. under the employment agreements.

PROPOSAL NO. 2: ADVISORY VOTE ON THE COMPANY’S 2012
EXECUTIVE COMPENSATION
We are seeking a non-binding advisory vote from our unitholders to approve the compensation awarded to our 2012 NEOs for 2012, as we have described it in this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee and management regarding investor sentiment about our executive compensation philosophy, objectives and practices which the Compensation Committee and management will be able to consider when determining executive compensation for the remainder of 2014 and beyond.
We compete for executive talent with larger energy companies that have substantially greater resources, and our executive compensation philosophy, objectives and practices are based on our need to attract and retain executives with the talent and experience necessary for the Company to achieve its primary strategy and business plan. The Compensation Committee engages an independent compensation consultant to provide guidance to the Compensation Committee and management regarding the reasonableness of our executive officers’ compensation based on market data. We strive to offer compensation packages to our executive officers that are reasonable and competitive with the companies we compete with for executive talent.
We are asking our unitholders to indicate their support for the compensation awarded to our 2012 NEOs for 2012 as described in this proxy statement because we believe it is reasonable and in line with the Company’s business strategy and long-term success.
THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH BELOW. IF NOT OTHERWISE SPECIFIED ON THE PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.
“RESOLVED, that the unitholders approve, on a non-binding and advisory basis, the compensation paid for 2012 to the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Company’s proxy statement for its 2013 annual meeting pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission.”

PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPANY’S 2013
EXECUTIVE COMPENSATION
We are seeking a non-binding advisory vote from our unitholders to approve the compensation awarded to our 2013 NEOs for 2013, as we have described it in this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee and management regarding investor sentiment about our executive compensation philosophy, objectives and practices which the Compensation Committee and management will be able to consider when determining executive compensation for the remainder of 2014 and beyond.
We compete for executive talent with larger energy companies that have substantially greater resources, and our executive compensation philosophy, objectives and practices are based on our need to attract and retain executives with the talent and experience necessary for the Company to achieve its primary strategy and business plan. The Compensation Committee engages an independent compensation consultant to provide guidance to the Compensation Committee and management regarding the reasonableness of our executive officers’ compensation based on market data. We strive to offer compensation packages to our executive officers that are reasonable and competitive with the companies we compete with for executive talent.
We are asking our unitholders to indicate their support for the compensation awarded to our 2013 NEOs for 2013 as described in this proxy statement because we believe it is reasonable and in line with the Company’s business strategy and long-term success.
THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH BELOW. IF NOT OTHERWISE SPECIFIED ON THE PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.
“RESOLVED, that the unitholders approve, on a non-binding and advisory basis, the compensation paid for 2013 to the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Company’s proxy statement for its 2013 annual meeting pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission.”

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF THE UNITHOLDER VOTE ON
EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking a non-binding advisory vote from our unitholders to determine the frequency with which our unitholders will have an opportunity to vote, on an advisory and non-binding basis, to approve our executive compensation. We are providing our unitholders the option of selecting a frequency of every three years, two years or one year, or abstaining. While this vote is also advisory, and not binding on the Company, our board of managers will review the results of the vote and take the results into consideration in making a determination concerning the frequency of unitholder advisory votes on our executive compensation.
Our board of managers recommends that our unitholders vote “for every three years” in respect of the frequency of the unitholder vote on our executive compensation. A vote every three years will provide us with the time to thoughtfully respond to our unitholders’ sentiments and implement any necessary changes. Our Compensation Committee and management carefully review the compensation awarded to our executive officers to determine the reasonableness and competitiveness of our executive officers’ compensation. A thoughtful review is important to design compensation that motivates and retains our executive officers. We, therefore, believe that a vote every three years is an appropriate frequency to provide our Compensation Committee and management with sufficient time to thoughtfully consider unitholders’ input and to implement any appropriate changes.
You have the opportunity to vote for every one year, for every two years, for every three years or abstain from voting on the frequency of the unitholder vote on executive compensation. The frequency that receives the highest number of votes will be deemed to be the choice of the unitholders.
THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR THE RESOLUTION BELOW. IF NOT OTHERWISE SPECIFIED ON THE PROXY CARDS, THE PROXY WILL VOTE UNITS FOR EVERY “THREE YEARS” WITH RESPECT TO THIS PROPOSAL.
“RESOLVED, that the unitholders approve, on a non-binding and advisory basis, that a non-binding advisory vote of the Company’s unitholders to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission in the Company’s proxy statement, shall be held at an annual meeting of the Company’s unitholders, beginning with the 2013 annual meeting of unitholders, every three years.”

PROPOSAL NO. 5: TO APPROVE, SOLELY FOR PURPOSES OF DGCL 203, CERTAIN
FUTURE TRANSACTIONS BETWEEN THE COMPANY AND CEPM AND ITS
AFFILIATES AND ASSOCIATES
CEPM’s Relationship with the Company
In August 2011, PostRock entered into a purchase agreement with Constellation Energy Commodities Group, Inc. (“CEG”) and Constellation Energy Partners Holdings, LLC (“CEPH”), pursuant to which PostRock acquired all of the equity interests in CEPM, which at that time owned 3,128,670 of our common units and 485,065 of our Class A units. In December 2011, PostRock, CEG, CEPH and CEPM entered into a purchase agreement pursuant to which CEPM acquired an additional 2,790,224 of our common units from CEPH. As a result of the December 2011 acquisition of our common units, CEPM owned 26.4% of our then-outstanding common units. Neither PostRock nor CEPM obtained approval of our board of managers for the acquisition of our units.
On August 30, 2013, a lawsuit was filed in the Chancery Court of the State of Delaware by CEPM, Gary M. Pittman and John R. Collins against Messrs. Brunner, Langdon, Bachmann, Seitz, Sanchez and Willinger, SOG, SEPI and the Company in connection with the Company’s closing on August 9, 2013 of the purchase of oil and gas properties from SOG and the issuance of units to SEPI in connection therewith. The plaintiffs contended, among other things, that the issuance of the units to SEPI in connection with the acquisition was not permitted under the Company’s operating agreement, that Messrs. Pittman and Collins should not have been removed as the Class A managers of the Company’s board of managers, and that SEPI, SOG and Messrs. Sanchez and Willinger participated in the bad faith conduct of the other defendants and interfered with CEPM’s contractual rights under our operating agreement. The plaintiffs alleged claims against the Company and certain of its managers and officers relating to breach of contract, breach of the duty of good faith, and breach of the implied covenant of good faith and fair dealing; the plaintiffs also alleged aiding and abetting and tortuous interference claims against SOG, SEPI and Messrs. Sanchez and Willinger. The plaintiffs sought, among other things, declaratory relief reappointing Messrs. Pittman and Collins to the Company’s board of managers and removing Messrs. Sanchez and Willinger therefrom, and an injunction against the Company taking any further action outside the ordinary course of business during the pendency of the litigation, declaratory relief rescinding the units issued by the Company to SEPI, declaratory relief that CEPM had sole voting power with respect to the outstanding Class A units, declaratory relief that Messrs. Brunner, Langdon, Bachmann and Seitz breached fiduciary and contractual duties and were not entitled to indemnification from the Company as a result thereof, and monetary damages. The parties settled the litigation in March 2014 pursuant to the terms of a settlement agreement that was approved by our board of managers after it received the recommendation of the conflicts committee of our board of managers.
Section 203 of the DGCL
DGCL 203 was generally designed to prevent abusive takeover tactics by certain stockholders of a Delaware corporation. In general, DGCL 203 prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless:
•
  prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;
•
  upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
  at or subsequent to such time that such stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.
Under DGCL 203, the definition of “business combination” includes a wide variety of transactions that would not on their face necessarily be considered business combinations. DGCL 203 generally defines “business combinations” to include:
•
  any merger or consolidation involving the corporation and the interested stockholder;
•
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the interested stockholder of assets of the corporation having a market value equal to 10% or more of either the market value of all the corporation’s assets or the market value of all the corporation’s stock;
•
  subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock to the interested stockholder;
•
  any transaction involving the corporation which has the effect of increasing the proportionate share of the stock (or securities convertible into the stock) of the corporation which is owned by the interested stockholder; or
•
  any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the four preceding bullet points) provided by or through the corporation.
DGCL 203 generally defines an “interested stockholder” as any individual or entity that:
•
  is the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation;
•
  was the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such individual or entity is an interested stockholder; or
•
  is affiliated or associated with, or directly or indirectly controls, is controlled by or is under common control with, any individual or entity described in the two preceding bullet points.
CEPM as an “Interested Stockholder”; Vote Required
The Company is a Delaware limited liability company and is subject to DGCL 203 in accordance with its operating agreement. As a result of the December 2011 acquisition of our units by CEPM as described above, CEPM and its “affiliates” and “associates” (as defined in DGCL 203) each became an “interested stockholder” of the Company under DGCL 203. Accordingly, under DGCL 203, the Company is not authorized to engage in any transaction with CEPM (or its affiliates or associates) that is a “business combination” until December 19, 2014, unless holders of at least 66 2/3% of the issued and outstanding common units and 66 2/3% of the issued and outstanding Class A units (excluding the common units and Class A units owned by CEPM and its affiliates and associates), voting as separate classes, approve such transaction (the “DGCL 203 Approval”).
Need for Unitholder Approval
In connection with the settlement of the litigation discussed above, CEPM expressed a desire to sell the common units that it holds in either a private offering or a public offering. Pursuant to the terms of the settlement agreement, if CEPM has not received specified gross proceeds from the sale of units by specified dates, then SEPI has the obligation to pay the difference to CEPM, up to a maximum amount; conversely, if CEPM has received more than specified amounts of gross proceeds by certain dates, then CEPM has the obligation to pay the difference to SEPI, up to a maximum amount. CEPM has the right under our operating agreement to have its common units registered with the SEC, and a registration statement relating thereto has been filed. If CEPM were to sell the common units that it holds in a public offering, we would likely need to cooperate with CEPM and facilitate such sale by incurring costs in connection with our providing to any underwriter in such offering standard indemnification from certain liabilities, accountant comfort letters, legal opinions, and other related activities. These activities may be considered as our providing a “financial benefit” (within the meaning of DGCL 203) to CEPM, which, if that were the case, would be a “business combination” under DGCL 203 and which, without the DGCL 203 Approval, the Company would not be authorized to provide until December 19, 2014.
The board of managers believes that it is in the best interests of the Company and its unitholders for the Company to be able to facilitate the disposition by CEPM (and its affiliates and associates) of its common units in a public offering prior to December 19, 2014 as provided in the settlement agreement because this will permit an orderly transfer of CEPM’s units to new owners with minimum market disruption.
THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL, SOLELY FOR PURPOSES OF DGCL 203, TO PERMIT THE COMPANY TO COOPERATE AS PROVIDED IN THE SETTLEMENT AGREEMENT WITH CEPM AND ITS AFFILIATES AND ASSOCIATES IN CONNECTION WITH ANY PUBLIC OFFERING OF THE COMPANY’s COMMON UNITS THAT IS UNDERTAKEN BY CEPM AND ITS AFFILIATES AND ASSOCIATES. IF NOT OTHERWISE SPECIFIED ON THE PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 6: RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2013
and
PROPOSAL NO. 7: RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2014
Vote Required
Approval of the respective proposals to ratify KPMG LLP as our independent registered public accounting firm for the years 2013 and 2014 each requires the affirmative vote of a majority of the votes cast affirmatively or negatively by holders of our common units and Class A units, voting together as a single class, present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on either of these proposals, except they will be counted as having been present for purposes of determining the presence of a quorum.
Unitholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our operating agreement or otherwise. We are submitting the selection of KPMG LLP to unitholders for ratification as a matter of good corporate governance. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the 2013 annual meeting, the audit committee may reconsider its selection of auditor. We are advised that no member of KPMG LLP has any direct or material indirect financial interest in our Company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
A representative of KPMG LLP will attend the 2013 annual meeting. A representative of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the year 2012, will not attend the 2013 annual meeting. The KPMG LLP representative will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Change in Accounting Firm
On March 18, 2013, our audit committee approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as its auditors. The Company formally notified PwC of its dismissal on March 18, 2013.
During the Company’s fiscal years ended December 31, 2012 and 2011, PwC’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The Company and PwC have not, during the Company’s fiscal years ended December 31, 2012 and 2011 and the subsequent period through March 18, 2013, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports on the Company’s financial statements for such years; and there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.
The Company requested PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the disclosures required by Section 304(a) of Regulation S-K. A copy of such letter dated March 21, 2013, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2013.
At no time during the fiscal years ended December 31, 2012 and 2011 and the subsequent period through March 18, 2013, did the Company, or anyone on its behalf, consult with KPMG LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue nor was KPMG LLP consulted on any other matters or reportable events described under Item 304(a)(1)(v) of Regulation S-K.
Fees Paid
We engaged our principal accountant in 2012 and 2011, PwC, to audit our financial statements and perform other professional services for the fiscal years ended December 31, 2012 and 2011. We engaged our principal accountant in 2013, KPMG LLP, to audit our financial statements and perform other professional services and PwC to perform other professional services for the fiscal year ended December 31, 2013.
Audit Fees. The aggregate fees billed for the financial statement audit or services provided in connection with statutory or regulatory filings for the years ended 2013, 2012 and 2011 were $654,452, $804,201 and $585,822, respectively.
Audit-Related Fees. The aggregate amounts billed for audit-related fees and services for the years ended 2013, 2012 and 2011 were $33,000, none and $8,200, respectively. These fees related to consents for registration statements.
Tax Fees. The aggregate fees billed for the preparation of K-1 statements for the years ended 2013, 2012 and 2011 were $211,155, $415,431 and $593,352, respectively.
All Other Fees. The other fees billed by our applicable principal accountant for the years ended 2013, 2012 and 2011 for services other than those described above were none, none and $19,000, respectively.
Audit Committee Pre-Approval Policies and Practices
Our audit committee must pre-approve any audit and permissible non-audit services performed by our independent registered public accounting firm. In addition, the audit committee has oversight responsibility to ensure the independent registered public accounting firm is not engaged to perform certain enumerated non-audit services, including but not limited to bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit outsourcing services and legal services. The audit committee has adopted an audit and non-audit services pre-approval policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. Pursuant to the policy, all services must be reviewed and approved and the chairman of the audit committee has been delegated the authority to specifically pre-approve services, which pre-approval is subsequently reviewed with the committee. All of the services described as Audit-Related Fees, Tax Fees and All Other Fees were approved by the audit committee.
THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NOS. 6 AND 7. IF NOT OTHERWISE SPECIFIED ON THE PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THESE PROPOSALS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and managers, we believe that during 2012 and 2013 all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner.
SUBMISSION OF UNITHOLDER PROPOSALS AND MANAGER
NOMINATIONS FOR NEXT ANNUAL MEETING
Proposals for 2014 Annual Meeting
We anticipate holding our 2014 annual meeting of unitholders on or about December 9, 2014.
Any unitholder who desires to include a proposal in the proxy statement for the 2014 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must deliver it so that the Company receives it by August 11, 2014. However, if the date of the 2014 annual meeting is changed from December 9, 2014, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.
For presentation at the next annual meeting of unitholders, pursuant to our operating agreement, any unitholder who wants to present a proposal (other than a Rule 14a-8 proposal) at the 2014 annual meeting must deliver it so it is received by the Company by September 10, 2014, but not earlier than August 11, 2014. However, if the date of the 2014 annual meeting is changed from December 9, 2014, any such proposals must be delivered not more than 120 days prior to the 2014 annual meeting and not less than the later of (1) 90 days prior to the 2014 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2014 annual meeting. A unitholder must comply with all applicable requirements set forth in the Company’s operating agreement to present business at an annual meeting. These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a unitholder must meet in order to have a proposal included in our proxy statement under Rule 14a-8.
Any proposals must be sent, in writing, to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002. Proposals will not be accepted by facsimile.
Manager Nominations for 2014 Annual Meeting and for Any Special Meeting
Pursuant to our operating agreement, only persons who are nominated either by our board of managers or by our unitholders in accordance with the following procedures are eligible for election as managers. Nominations of persons for election to our board of managers may be made at an annual meeting by a unitholder only if (a) timely notice thereof is provided to our Secretary, (b) such unitholder is entitled to vote at the meeting and (c) such unitholder either (i) was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our board of managers assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units or (ii) such unitholder states in its notice that it intends to deliver a proxy statement and form of proxy to holders of a percentage of the outstanding units reasonably believed by such unitholder to be sufficient to elect the candidates proposed by such unitholder. All nominations, other than those made by or at the direction of our board of managers, must be made pursuant to timely notice in writing to our Secretary. With respect to manager elections held at our annual meetings, our operating agreement provides that to be timely, a unitholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. For a nomination of any person for election to our board of managers to be considered at the 2014 annual meeting of unitholders, it must be properly submitted to our Secretary at 1801 Main Street, Suite 1300, Houston, Texas 77002, no later than September 10, 2014, but not earlier than

August 11, 2014. However, if the date of the 2014 annual meeting is changed from December 9, 2014, any such nominations must be delivered not more than 120 days prior to the 2014 annual meeting and not less than the later of (1) 90 days prior to the 2014 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2014 annual meeting. Our operating agreement also provides that unitholder nominations of persons for election to our board of managers may be made at a special meeting of unitholders at which managers are to be elected pursuant to our notice of meeting provided unitholder notice of the nomination is timely. To be timely, a unitholder’s notice must be delivered to our Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of managers to be elected at such meeting.
A unitholder’s notice to our Secretary must set forth (a) as to each person whom the unitholder proposes to nominate for election or reelection as a manager all information relating to such person that is required to be disclosed in solicitations of proxies for election of managers, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a manager if elected; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.
HOUSEHOLDING MATTERS
Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Investor Relations at (877) 847-0009 or write to Investor Relations, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

  NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext IMPORTANT ANNUAL MEETING INFORMATION NNNNNNNNN ENDORSEMENT_LINE_______ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 _______ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone!Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by11:59 p.m., Eastern Time, on June 16, 2014. Vote by Internet Log on to the Internet and go to http://proxy.georgeson.com/ Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Follow the instructions provided by the recorded message. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Managers recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3, 5, 6 and 7 and a THREE year frequency on Proposal 4. + 1. Election of Managers: For Withhold For Withhold For Withhold 01 - Alan S. Bigman 02 - Richard S. Langdon 03 - G.M. Byrd Larberg For Against Abstain For Against Abstain 2. Approval of Executive Compensation for 2012. 5. Approval, solely for purposes of DGCL 203, of certain future transactions with CEPM and its affiliates. For Against Abstain For Against Abstain 3. Approval of Executive Compensation for 2013. 6. Appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2013. 3 Years 2 Years 1 Year Abstain For Against Abstain 4. Frequency of Executive Compensation Vote. 7. Appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2014. Non-Voting Items Meeting Attendance Change of Address — Please print new address below. Mark box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 9 7 2 2 0 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN + 01TRZE

 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting. The Constellation Energy Partners LLC 2013 Proxy Statement, including the Notice of Annual Meeting, 2013 Annual Report on Form 10-K for the year ended December 31, 2013 and 2012 Annual Report on Form 10K for the year ended December 31, 2012, is available on the following website: http://www.envisionreports.com/cep_mtg. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Constellation Energy Partners LLC The undersigned hereby appoints Stephen R. Brunner and Charles C. Ward, or each of them, with or without the other, proxies, with full power of substitution and re-substitution, to vote all common units that the undersigned is entitled to vote at the 2013 Annual Meeting of Unitholders of Constellation Energy Partners LLC to be held on June 17, 2014, and all adjournments and postponements thereof on all matters that may properly come before the annual meeting. Your common units will be voted as directed on this card. If this card is signed and no direction is given for any item, your common units will be voted FOR all board nominees listed in Proposal 1, FOR Proposals 2, 3, 5, 6 and 7 and for a THREE year frequency on Proposal 4. Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope. If you have any comments or a change of address, mark on the reverse side. (Continued and to be voted on reverse side) SEE REVERSE SIDE